FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

Reference is made to that certain Asset Purchase Agreement (the “Agreement”) dated as of November 23, 2011 by and among COLORADO GRANDE ENTERPRISES, INC., a Colorado corporation (“Seller”) and G INVESTMENTS, LLC, a Colorado limited liability company (“Purchaser”).

WHEREAS, the parties desire to amend the Agreement as set forth in this First Amendment to Asset Purchase Agreement (this “First Amendment”) dated as of April 11, 2012.

NOW, THEREFORE, in consideration of the premises and upon the terms and subject to the conditions set forth herein, the parties hereby agree to amend the Agreement as follows:

1.          Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

2.          Seller and Purchaser agree that the assets set forth on Schedule I attached hereto and made a part hereof (the “Defective Slot Machines”) shall be excluded from all of the representations and warranties of Seller set forth in Article IV of the Agreement. In furtherance of the foregoing, Seller (i) makes no representations or warranties to Purchaser with respect to the Defective Slot Machines including, without limitation, the representations and warranties of Seller set forth in Sections 4.1.4 and 4.1.8 of the Agreement and (ii) shall not indemnify and hold harmless a Purchaser Indemnified Person under Section 7.2 of the Agreement for any Losses, directly or indirectly, which relate to the Defective Slot Machines.

3.          Section 2.1 (Purchase Price and Payment) of the Agreement is hereby amended by reducing the Purchase Price amount from “$3,200,000” to “$3,125,000”.

4.          The first sentence of Section 2.1.2 of the Agreement is hereby deleted in its entirety and replaced with the following sentence:

“$2,325,000 to be evidenced by and paid in accordance with a promissory note issued by Purchaser in favor of Seller bearing simple interest at 6.0% per annum (the “Promissory Note”), in the form annexed hereto as Exhibit A, which principal amount, plus accrued interest, shall be payable in monthly installments amortized in accordance with the Promissory Note, with each installment payment following the Closing payable in immediately available funds by wire transfer to an account designated in writing by Seller.”

5.          Exhibit A (Promissory Note) of the Agreement is hereby deleted in its entirety and replaced with the new Exhibit A attached hereto and made a part hereof.

6.          Section 10.6 (Notices) of the Agreement is hereby amended by changing the address for sending a copy of all notices to Purchaser as follows:

“with a copy to:          Jonathan H. Steeler, Esq.

Ryley Carlock & Applewhite

1700 Lincoln Street, Suite 3500

Denver, Colorado 80203

Facsimile No.: 303-595-3159

Email: jsteeler@rcalaw.com”

7.          Except as amended hereby, the Agreement remains unmodified and in full force and effect, and the same is hereby ratified and reaffirmed in its entirety.

8.          This First Amendment may be executed in one or more counterparts.

IN WITNESS WHEREOF, the undersigned have executed and delivered or caused to be executed and delivered by its duly authorized officers this First Amendment as of the date set forth above.

WITNESSED:	SELLER:

COLORADO GRANDE ENTERPRISES, INC.

/s/ LaTonia Johnson	By:	/s/ Robert B. Sturges
Name: Robert B. Sturges
Title: Chief Executive Officer

PURCHASER:

G INVESTMENTS, LLC

/s/ Arlene Minter	By:	/s/ David J. Minter
Name: David J. Minter
Title: Manager

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EXHIBIT A

Promissory Note

[see attached]

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[EXHIBIT A]

PROMISSORY NOTE

$2,325,000.00	Cripple Creek, Colorado

[            ] __, 2012

FOR VALUE RECEIVED, the undersigned, G INVESTMENTS, LLC, a Colorado limited liability company having an address at 3030 Orion Drive, Colorado Springs, Colorado 80906 (“Borrower”) hereinafter promises to pay to the order of COLORADO GRANDE ENTERPRISES, INC., a Colorado corporation having an address at c/o Nevada Gold & Casinos, Inc., 50 Briar Hollow Lane, Suite 500W, Houston, Texas 77027 (hereinafter, with any subsequent holder, “Lender”) on or before [_________] 1, 2017 as provided herein (the “Maturity Date”), the principal amount of the purchase financing loan made by Lender to Borrower equal to TWO MILLION THREE HUNDRED TWENTY-FIVE THOUSAND DOLLARS ($2,325,000.00) (the “Principal Amount”), with interest thereon, in lawful money of the United States of America in immediately available funds, at the rate of six percent (6%) per annum for the period commencing on the date hereof through and including the Maturity Date.

This Note is being issued by Borrower to Lender in partial consideration for the sale and purchase of assets of Lender by Borrower pursuant to that certain Asset Purchase Agreement (the “Purchase Agreement”), dated as of November 23, 2011, as amended by the First Amendment dated as of April [__], 2012, by and between Borrower and Lender.

INTEREST

Interest, which shall be calculated on a per annum basis for the periods and at the rate set forth above, shall accrue from and including the date hereof through and including the Maturity Date and shall be due and payable monthly on the 1st day of each month with each installment of principal in accordance with the Loan Amortization Schedule (the “Loan Amortization Schedule”) set forth on Schedule I attached hereto and made a part hereof. Interest shall be computed on the basis of a three hundred sixty-five (365) day year and the actual days elapsed.

PRINCIPAL AMOUNT

Borrower shall pay the Principal Amount, together with accrued interest thereon, as follows:

(i)          no monthly installments of Principal Amount and accrued interest shall be due and payable for the first three (3) months following the date hereof, in accordance with the Loan Amortization Schedule.

(ii)         one (1) monthly installment of Principal Amount and accrued interest in the aggregate amount of FIVE THOUSAND DOLLARS AND 00/100 CENTS ($5,000.00), which shall be due and payable on the 1st day of the fourth (4th) month following the date hereof, in accordance with the Loan Amortization Schedule.

(i)          eight (8) equal monthly installments of Principal Amount and accrued interest in the aggregate amount of TWENTY THOUSAND DOLLARS AND 00/100 CENTS ($20,000.00), which shall be due and payable on the 1st day of each month, in accordance with the Loan Amortization Schedule.

(ii)         twelve (12) equal monthly installments of Principal Amount and accrued interest in the aggregate amount of THIRTY THOUSAND DOLLARS AND 00/100 CENTS ($30,000.00), which shall be due and payable on the 1st day of each month, in accordance with the Loan Amortization Schedule.

(iii)        thirty-six (36) equal monthly installments of Principal Amount and accrued interest in the aggregate amount of FORTY THOUSAND DOLLARS AND 00/100 CENTS ($40,000.00), which shall be due and payable on the 1st day of each month, in accordance with the Loan Amortization Schedule.

(iv)        a final installment of NINE HUNDRED AND SIX THOUSAND, TWO HUNDRED NINETY-EIGHT DOLLARS AND 12/100 CENTS ($906,298.12) which shall be due and payable on the Maturity Date.

On the Maturity Date, any monthly installment amount not yet paid by Borrower to Lender shall be paid in full by Borrower to Lender, and Borrower shall have no further obligations with respect to the Note whatsoever. Any payments of Principal Amount or interest shall be made by wire transfer of immediately available funds directly to the bank account of Lender designated by Lender in writing to Borrower.

LATE FEE; DEFAULT INTEREST

If either (a) any accrued interest amount is not paid in full when due or (b) any principal installment amount is not paid in full on or before the due date provided herein, then, in either event (i) Borrower shall pay to Lender a late charge equal to three percent (3%) of the required payment, with a minimum late charge of $250.00, and (ii) the amount past due shall, until paid, accrue interest at a default rate equal to the lesser of (A) eighteen percent (18%) per annum, or (B) the maximum rate permitted by law (the “Default Rate”). Upon an Event of Default (as defined herein), the outstanding Principal Amount of this Note shall accrue interest at the Default Rate.

SECURITY

As collateral security for the payment of any and all amounts due and payable under this Note (the "Obligations") and to induce Lender to agree to make the purchase financing loan evidenced by this Note, (i) David J. Minter, Arlene Minter and Minter Holdings LLC, as members of Borrower, shall enter into a pledge agreement (the “Pledge Agreement”) pursuant to which such member of Borrower shall pledge all of his, her or its membership interest in Borrower to Lender, (ii) Borrower shall execute and deliver to Lender a security agreement (the “Security Agreement”) pursuant to which Borrower shall grant a security interest on all of its assets to secure the Obligations hereunder in favor of Lender, and (iii) David J. Minter, individually, shall execute and deliver to Lender a guarantee (the “Guarantee”) pursuant to which he shall personally guarantee the Obligations hereunder in favor of Lender.

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PREPAYMENT

Borrower shall have the right to prepay all (but not less than all) of the outstanding Principal Amount, together with any and all interest accrued on the outstanding Principal Amount prepaid through and including the date of such prepayment, at any time without premium or penalty.

Any payments received by Lender on account of this Note prior to the Maturity Date shall be applied first, to any costs, expenses, or charges then owed Lender by Borrower, if any, second, to accrued and unpaid interest, and third, to the unpaid principal balance hereof. Any payments so received after acceleration shall be applied in such manner as Lender may reasonably determine.

EVENTS OF DEFAULT

Lender, at its option, may declare the entire unpaid Principal Amount of this Note and unpaid interest thereon to be immediately due and payable without demand, notice or protest (which are hereby waived) upon the occurrence of any one or more of the following events (each, an “Event of Default”):

(a)          The failure by Borrower to pay any amount due pursuant to this Note within five (5) business days following written notice from Lender of Borrower’s failure to make such payment when due; provided, however, that Borrower shall be in default in the event Borrower fails to pay any amounts due under this Note on the date when due (and shall not be entitled to such five (5) business day notice and cure period) on more than two (2) occasions;

(b)          any act by, or against, Borrower, or its property or assets, which act constitutes the application for, consent to, or sufferance of the appointment of a receiver, trustee, or other person, pursuant to court action or otherwise, over all, or any substantial part of Borrower’s property; the granting of any trust mortgage or execution of an assignment for the benefit of the creditors of Borrower, or the occurrence of any other voluntary or involuntary liquidation or extension of debt agreement for Borrower; adjudication of Bankruptcy or insolvency relative to Borrower; the entry of an order for relief or similar order with respect to Borrower in any proceeding pursuant to Title 11 of the United States Code (commonly referred to as the Bankruptcy Code) or any other federal Bankruptcy law; the filing of any complaint, application, or petition by or against Borrower initiating any matter in which Borrower is or may be granted any relief from the debts of Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure; the calling of a meeting of creditors of Borrower; the meeting by Borrower with a formal court approved creditors’ committee; the offering by or entering into by Borrower of any composition, extension or any other arrangement seeking relief or extension for the debts of Borrower, or the initiation of any other judicial or non-judicial proceeding or agreement by or against Borrower which seeks or intends to accomplish a reorganization or arrangement with creditors; which, if any of the foregoing events is not initiated by Borrower, such event is not discharged or satisfied by Borrower within ninety (90) days of its occurrence;

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(c)          except for any Permitted Liens (as defined in the Purchase Agreement) or other liens on equipment acquired by Purchaser under the Purchase Agreement, the imposition of any lien upon any assets of Borrower or the entry of any judgment against Borrower in excess of $25,000, which lien is not bonded or discharged or judgment is not satisfied or appealed from (with execution or similar process stayed) within thirty (30) days of its imposition or entry;

(d)          the occurrence of a breach by Borrower of any of its obligations under the Purchase Agreement, which breach Borrower fails to cure within five (5) business days of Borrower’s receipt of written notice of such breach from Lender;

(e)          the occurrence of an Event of Default (after any applicable notice and cure period) under the Pledge Agreement or the Security Agreement;

(f)          the occurrence of an Event of Default (after any applicable notice and cure period) under the Guarantee; or

(g)          the occurrence of a default or an event of default (after any applicable notice and cure period) under any instrument, agreement, contract, indenture or other document governing any indebtedness of Borrower to a third party.

RIGHT OF SETOFF

LENDER AND BORROWER ACKNOWLEDGE AND AGREE THAT BORROWER HAS A RIGHT OF SETOFF AGAINST THE PAYMENT OF AMOUNTS OUTSTANDING ON THIS NOTE AS SET FORTH IN SECTION 7.6 OF THE PURCHASE AGREEMENT. SUBJECT TO THE TERMS, CONDITIONS AND PROVISIONS OF SECTION 7.6 OF THE PURCHASE AGREEMENT, BORROWER MAY WITHHOLD OR REDUCE THE PAYMENT OF AMOUNTS OUTSTANDING ON THIS NOTE BY ANY AMOUNTS DUE FROM LENDER TO BORROWER THEREUNDER.

NO WAIVER BY LENDER; ELECTION OF REMEDIES

No delay or omission by Lender in exercising or enforcing any of Lender’s powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any default hereunder shall operate as a waiver of any other default hereunder, nor as a continuing waiver. Lender, in its sole discretion, may proceed to exercise or enforce any right, power, privilege, remedy or interest that Lender may have under this Note or applicable law whether at law, in equity, in rem or in any other forum available under applicable law without pursuing, exhausting or otherwise exercising or enforcing any other right, power, privilege, remedy or interest that Lender may have against Borrower or any other person. Lender may institute one or more proceedings (which may be separate proceedings) with respect to this Note in such order and at such times as Lender may elect in its sole discretion.

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COSTS OF COLLECTION

Borrower will pay on demand all attorneys’ reasonable fees and out-of-pocket expenses incurred by Lender in the enforcement of the Note and Obligations of Borrower to Lender.

SUCCESSORS AND ASSIGNS

This Note shall not be assignable by Borrower without the prior written consent of Lender. This Note shall be binding upon Borrower and each endorser and guarantor hereof and upon their respective heirs, successors, permitted assigns, and representatives, and shall inure to the benefit of Lender and its successors, endorsees, and assigns.

JOINT AND SEVERAL

The liabilities of Borrower and any guarantor of this Note are joint and several; provided, however, the release by Lender of Borrower or any one or more guarantor shall not release any other person obligated on account of this Note. No person obligated on account of this Note may seek contribution from any other person also obligated unless and until all liabilities, obligations and indebtedness to Lender of the person from whom contribution is sought have been satisfied in full.

GOVERNING LAW; CONSENT TO JURISDICTION

This Note is delivered to Lender in the State of Colorado, shall be governed by and construed in accordance with the laws of the State of Colorado, but without giving effect to any Colorado choice of law provisions that might otherwise make the laws of a different jurisdiction govern or apply. IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS NOTE, LENDER AND BORROWER EACH IRREVOCABLY CONSENT TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS OF TELLER COUNTY OF THE STATE OF COLORADO AND WAIVE ALL DEFENSES TO THE JURISDICTION OF EITHER OF THE FOREGOING COURTS INCLUDING, WITHOUT LIMITATION, FORUM NON-CONVENIENS. LENDER AND BORROWER EACH ACKNOWLEDGE THAT IT HAS BEEN INFORMED THAT THE PROVISIONS HEREOF CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE OTHER PARTIES HAVE RELIED AND ARE RELYING. LENDER AND BORROWER EACH MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF SUCH OTHER PARTY TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS OF TELLER COUNTY OF THE STATE OF COLORADO.

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WAIVERS

LENDER AND BORROWER EACH HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS NOTE, ANY DOCUMENT, INSTRUMENT OR AGREEMENT EVIDENCING, GOVERNING OR SECURING THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTION OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE LENDER TO ACCEPT THIS NOTE AND ENTER INTO THE LOAN EVIDENCED BY THIS NOTE.

Borrower waives diligence, demand, presentment for payment, notice of nonpayment (EXCEPT AS PROVIDED HEREIN), protest and notice of protest, and Borrower further consents to the release of all or any part of the security for the payment hereof at the discretion of Lender, or the release of any party liable for this obligation without affecting the liability of the other parties hereto. Any delay on the part of Lender in exercising any right hereunder shall not operate as a waiver of any such right, and any waiver granted for one occasion shall not operate as a waiver in any other event.

MAXIMUM INTEREST RATE

All agreements between Borrower and Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Lender for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law in effect as of the date hereof.

NOTICES

All notices, requests, demands, claims or other communications required or permitted to be delivered, given or otherwise provided hereunder must be in writing and must be delivered personally, delivered by a nationally recognized overnight courier service, sent by certified or registered mail, postage prepaid or (if a facsimile number is provided below) sent by facsimile (subject to electronic confirmation of good facsimile transmission) addressed to the party as specified below:

If to Borrower:	David J. Minter
3030 Orion Drive
Colorado Springs, Colorado 80906
Facsimile No.: (719) 473-5259

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With a copy to:	Jonathan H. Steeler, Esq.
Ryley Carlock & Applewhite
1999 Broadway Suite 1800
Denver, Colorado 80202-3025
Facsimile No.: (303) 595-3159

If to Lender:	Nevada Gold & Casinos, Inc.
50 Briar Hollow Lane, Suite 500W
Houston, Texas 77027
Attention: Robert B. Sturges, Chief Executive Officer
Facsimile No.: (713) 621-6919

With a copy to:	Wolff & Samson PC
One Boland Drive
West Orange, New Jersey 07052
Attention: David M. Hyman, Esq.
Facsimile No.: (973) 530-2209

Any such notice, request, demand, claim or other communication shall be deemed to have been delivered and given (a) on the date of delivery if delivered personally, (b) the first business day after it is deposited with such nationally recognized overnight courier service, (c) the day of sending if sent by facsimile prior to 4:00 p.m. (Eastern time) on any business day or the next succeeding business day if sent by facsimile after 4:00 p.m. (Eastern time) on any business day or on any day other than a business day, or (d) five (5) business days after the date of mailing, if mailed by certified or registered mail, postage prepaid, in each case, to the above address, or, if applicable, facsimile number, or to such other address or addresses or facsimile number or numbers as such party may subsequently designate to the other parties by written notice given hereunder.

BORROWER:

G INVESTMENTS, LLC

By:
David J. Minter, Manager

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SCHEDULE I

Loan Amortization Schedule

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